Exhibit 10.30

AMENDMENT TO EXECUTIVE SEVERANCE
NON-COMPETE AGREEMENT
BETWEEN
LYLE HEIDEMAN AND SEARS, ROEBUCK AND CO.
NOVEMBER 13, 2001

          The undersigned parties hereby amend the EXECUTIVE SEVERANCE/NON-COMPETE AGREEMENT dated November 13, 2001 (the “Agreement”) in the following particulars:

1.)	By adding the following sentence to the beginning of Section 1(a):

Executive agrees to discontinue his present job duties effective 11:59 PM CST on December 31, 2003. During the period of January 1, 2003 through March 31, 2004 Executive will be considered as actively employed and continue to be paid his base salary, earn target annual bonus, and be eligible for the 2004 annual stock option grant, less legal deductions as an active employee. In accordance with the terms of an involuntary termination for a reason other than Cause, death, total and permanent disability, or voluntary retirement, and other than a Change in Control Termination as described in this Section 1 of the Agreement, commencing as of April 1, 2004 Executive will be eligible for Severance Pay as provided under Section 1(a) of the Agreement and placed on a leave of absence as provide under Section 1(b) of the Agreement and agree to retire from Sears at the end of his leave of absence.

2.)	By adding the following subsection (g) to Section 1 of the Agreement:

In the event Executive does not survive for the duration of the Agreement, all amounts due Executive under this Agreement shall be payable to Executive’s estate or beneficiaries, as if Executive survived until March 31, 2006.

3.)	By replacing the first sentence in Section 1(b) with:

During the salary continuation period, Executive will be placed on a leave of absence status and be entitled to all benefits (other than as specified above) for which Executive was eligible to participate prior to the end of active employment, with the exception of Long-Term Disability and Flexible Spending Accounts.

Except as explicitly set forth herein, the Agreement will remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SEARS, ROEBUCK AND CO.

/s/ Lyle G. Heidemann		By:	/s/ G. A. Lee

Lyle Heidemann

Dated	11/06/03	Dated:	11/06/03